Exhibit 1.2

COMPASS DIVERSIFIED HOLDINGS

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

Common Shares

Amended and Restated At Market Issuance Sales Agreement

September 4, 2024

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Goldman Sachs & Co. LLC

200 West Street, 29th Floor

New York, NY 10282

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Ladies and Gentlemen:

Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Company”), for itself and as sponsor of Compass Diversified Holdings, a statutory trust formed under the laws of the State of Delaware (the “Trust”), the Trust, Compass Group Management LLC, a Delaware limited liability company (the “CODI Manager”), B. Riley Securities, Inc. (“B. Riley Securities”) and Goldman Sachs & Co. LLC (“Goldman”) are parties to that certain At Market Issuance Sales Agreement dated September 7, 2021 (the “Original Agreement”). B. Riley Securities, Goldman and TD Securities (USA) LLC (“TD Securities”; each of B. Riley Securities, Goldman and TD Securities individually an “Agent” and collectively, the “Agents”) and the Company, the Trust and the CODI Manager desire to amend and restate the Original Agreement as set forth in this agreement (this “Agreement”), and hereby agree as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to the Agents, as sales agent or principal, the Trust’s common shares representing beneficial interests in the assets of the Trust (the “Common Shares” (the Common Shares issued or sold hereunder, the “Placement Shares”)); provided however, that in no event shall the Company issue or sell through the Agents such number of Placement Shares that (a) exceeds the number or dollar amount of Common Shares registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made or (b) exceeds the number or dollar amount of Common Shares registered on the Prospectus Supplement (as defined below) (the lesser of (a) or (b) the “Maximum Amount”) and provided further, however, that in no event shall the aggregate number of Placement Shares sold pursuant to this Agreement exceed the number of authorized but unissued Common Shares. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agents shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through the Agents will be effected pursuant to the Registration Statement (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares. The Company acknowledges and agrees that sales of Common Shares under this Agreement may be made through affiliates of the Agents, and that the Agents may otherwise fulfill their respective obligations pursuant to this Agreement to or through an affiliated broker-dealer.

Immediately prior to the delivery of the Placement Shares, if any, to or through the Agents, the Trust will issue the Placement Shares, if any, in exchange for, and as consideration for, an equal number of common limited liability company interests of the Company (the “New Trust Common Interests”) that are designated as “Trust Common Interests” under the Company’s Sixth Amended and Restated Operating Agreement, dated as of August 3, 2021, as amended, governing the Company (the “Operating Agreement”).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended and the rules and regulations thereunder (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), an automatic registration statement on Form S-3ASR, including a base prospectus, relating to certain securities including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Placement Shares (the “Prospectus Supplement”). The Company will furnish to the Agents, for use by the Agents, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares to be issued from time to time by the Company. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be a Prospectus Supplement), with respect to the Placement Shares. Except where the context otherwise requires, such registration statements, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act or any subsequent shelf registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Placement Shares, as a result of the end of the three-year period described in Rule 415(a)(5) of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify an Agent (the “Designated Agent”) by electronic mail (or other method mutually agreed to in writing by the parties) of the number of Placement Shares, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective immediately upon receipt by the Designated Agent unless and until (i) the Designated Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares thereunder has been sold, (iii) the Company suspends or terminates the Placement Notice, which suspension and termination rights may be exercised by the Company in its sole discretion, or (iv) this Agreement has been terminated under the provisions of Section 14. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Designated Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Designated Agent and the Designated Agent does not decline such Placement Notice at any time for any reason, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by the Agents. Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, the Designated Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “Exchange”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Designated Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Designated Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Designated Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, the Designated Agent may sell Placement Shares in ordinary brokers’ transactions (whether or not solicited), to or through a market maker, directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act or through a combination of any such methods of sale. In the event the Company engages an Agent for a sale of Placement Shares that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide the Agent, at the Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 8 hereof, each dated the Settlement Date, and such other documents and information as such Agent shall reasonably request. “Trading Day” means any day on which Common Shares are purchased and sold on the Exchange.

4. Suspension of Sales. The Company or the Designated Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares (a “Suspension”); provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a Suspension is in effect, any obligation under Sections 8(l), 8(m), 8(n) and 8(p) with respect to the delivery of certificates, opinions, or comfort letters to the Agents, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.

5. Sale and Delivery to the Designated Agent; Settlement.

a. Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Designated Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement Shares, (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Shares as required under this Agreement and (iii) the Designated Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Designated Agent and the Company.

b. Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day following the date on which such sales are made (each, a “Settlement Date”). The Designated Agent shall notify the Company of each sale of Placement Shares no later than opening day following the Trading Day that the Designated Agent sold Placement Shares. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Designated Agent, after deduction for (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

c. Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Designated Agent’s or its designee’s account (provided the Designated Agent shall have given the Company written notice of such designee and such designee’s account information at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date through no fault of the Designated Agent, then in addition to and in no way limiting the rights and obligations set forth in Section 12(a) hereto, it will (i) hold the Designated Agent harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Designated Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

d. Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors or a duly authorized committee thereof, and notified to the Designated Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Designated Agent in writing.

e. Sales Through Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Placement Shares shall only be effected by or through an Agent, and only a single Agent, on any single given date, and in no event shall the Company request that more than one Agent sell Shares on the same day.

f. Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct any Agent to offer or sell, any Placement Shares through any Agent as sales agent (and, by notice to the Agents given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Placement Shares prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Placement Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 5(g) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

g. If the Company wishes to offer, sell or deliver Placement Shares at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall, as conditions to the giving or continuation of any Placement Notice, (i) prepare and deliver to the Agents (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, and obtain the consent of the Agents to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agents with the officers’ certificate called for by Section 8(l) hereof, dated the date of such Placement Notice, the negative assurance letter of Company Counsel as called for by Section 8(m) hereof and Comfort Letters called for by Section 8(n) hereof, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 8(j) hereof and (iv) file such Earnings 8-K with the Commission (so that it is deemed “filed” for purposes of Section 18 of the Exchange Act), then the provisions of clause (ii) of Section 5(f) above shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 5(g) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, letters of counsel and accountants’ letters as provided in Section 8 hereof and (B) this Section 5(g) shall in no way affect or limit the operation of the provisions of clause (i) of Section 5(f) above, which shall have independent application.

6. Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company, for itself and as sponsor of the Trust, represents and warrants to, and agrees with each of the Agents that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies a different date or time:

a. The Registration Statement became effective upon filing under Rule 462(e) of the Securities Act on September 4, 2024; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

b. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement or the Prospectus complied or will comply when so filed through the completion of the public offer and sale of the Placement Shares in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects through the completion of the public offer and sale of the Placement Shares with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Agent furnished to the Company in writing by such Agent expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the seventh paragraph under the heading “Plan of Distribution,” in each case contained in the Prospectus (collectively, the “Agent Information”).

c. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act or otherwise (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Placement Shares in reliance on the exemption of Rule 163 of the Securities Act and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Placement Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form. At the time the Registration Statement originally became effective, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Placement Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

d. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Exhibit 23 hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

e. The Company has been duly formed, is validly existing as a limited liability company under the laws of the State of Delaware, is in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus. The Company and each of the Businesses (as defined below) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, net worth, earnings, cash flows, business, operations or properties of the Company and the Businesses, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

f. The Company directly owns the outstanding voting securities of the entities enumerated on Schedule 4 hereto, as such Schedule 4 may be amended from time to time (such entities being referred to herein as the “Businesses”), in the percentages shown in the Registration Statement and the Prospectus. The Businesses are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X. Each of the Businesses has been duly organized, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority and possesses all certificates, authorizations, licenses, permits and consents (“Permits”), including but not limited to, all Permits relating to Environmental Laws (as defined below) that are material and necessary to own its property and to conduct its business, in each case, as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified, in good standing or to have such Permits would not have a Material Adverse Effect. All the outstanding shares of capital stock of each of the Businesses have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement and the Prospectus, all outstanding shares of capital stock of each of the Businesses owned by the Company are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (other than, for the avoidance of doubt, encumbrances in favor of the Company or the Company’s lenders under its Third Amended and Restated Credit Agreement, entered into as of July 12, 2022 with a group of lenders led by Bank of America, N.A. as administrative agent).

g. As of the date of this Agreement, Sostratus LLC owned all of the issued and outstanding Allocation Interests (as defined in the Operating Agreement) of the Company, the Trust owned all of the issued and outstanding Trust Interests (as defined in the Operating Agreement) of the Company, and there were no other securities of the Company outstanding, without giving effect to any issuances of securities contemplated herein. All of the Trust Interests and all of the Allocation Interests currently outstanding are, and upon delivery of a number of New Trust Common Interests to the Trust in exchange for the Placement Shares to be issued by the Trust under this Agreement, the Trust Interests will be, validly issued, fully paid and nonassessable and free of statutory and contractual preemptive rights or rights of first refusal, and holders of the Trust Interests shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise (subject to obligations under Section 18-607 and 18-804 of the Delaware Limited Liability Company Act with respect to wrongful distributions paid to them with their knowledge). Except as described in the Registration Statement and the Prospectus, no person has the right, contractual or otherwise, to cause the Company or the Trust to issue or sell to it any Trust Interests or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company or the Trust to issue or sell to it any Allocation Interests.

h. The Operating Agreement has been duly authorized, executed and delivered by the members of the Company and is the valid and binding obligation of the Company and the members of the Company. The Trust Interests and the Operating Agreement conform in all material respects to the descriptions thereof set forth in the Registration Statement and the Prospectus, and such descriptions conform to the rights set forth in the instruments defining the same.

i. The Company, as sponsor of the Trust, is authorized by the Third Amended and Restated Trust Agreement of the Trust, dated as of August 3, 2021, as amended (the “Trust Agreement”), among the Company, as sponsor, BNY Mellon Trust of Delaware, a Delaware banking corporation, as Delaware trustee, and the Regular Trustees (as defined in the Trust Agreement), to act in such capacity to execute and deliver this Agreement on behalf of the Trust, to cause the Trust to issue the Placement Shares to be sold under this Agreement, to sell and accept payment therefor, and otherwise to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company, for itself and as sponsor of the Trust.

j. Except as set forth in the Registration Statement and the Prospectus, the Company, the Trust and the Businesses are not and will not, as of the Applicable Time, be restricted by their respective organizational documents or any indenture, mortgage, deed of trust, loan or credit agreement, promissory note, lease, statutory trust, servicing agreement, contract, arrangement, understanding, document or any other instrument (“Contracts”) or any Permit from declaring and paying any dividends or distribution on the Trust Interests, in the case of the Company, on the Placement Shares, in the case of the Trust, and to the Company, in the case of the Businesses (except for any such restrictions in a credit agreement between the Company and a Business), in each case, in accordance with their respective organizational documents as set forth in the Registration Statement and the Prospectus, or that would restrict the payment of interest on, or the repayment of principal of, any loans or advances by the Businesses to the Company.

k. There are no Contracts (other than this Agreement) between the Company and any person that would give rise to a claim against the Company or the Agents for a brokerage commission, finder’s fee or similar payment with respect to the offer and sale of the Placement Shares.

l. Except as disclosed in the Registration Statement and the Prospectus, there are no Contracts between the Company and any person granting such person the right, which has not been waived, to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Common Shares registered pursuant to the Registration Statement.

m. Subsequent to the respective dates as of which information is given in each of the Registration Statement and the Prospectus, (i) the Trust, the Company and each of the Businesses have not incurred any liability or obligation, direct or contingent, or entered into any transaction, which is material to the Trust, the Company and the Businesses, taken as a whole; (ii) each of the Trust and the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends and distributions; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Trust and the Company, except in each case as contemplated in each of the Registration Statement and the Prospectus, respectively.

n. No consent, approval, authorization, or order of, or filing with, any domestic or foreign regulatory, administrative or governmental agency, body or authority, any domestic or foreign self-regulatory authority, or any similar agency, or any court, or arbitration body or agency (domestic or foreign) (each, a “Governmental Authority”), is required in connection with the issue and sale of the Placement Shares by the Company and the Trust hereunder, except such as have been obtained and made under the Securities Act, such as may be required under state securities laws or such as may be required under the bylaws or rules and regulations of the Financial Industry Regulatory Authority (“FINRA”).

o. There are no statutes, regulations or Contracts which are required to be described in or filed as exhibits to the Registration Statement which have not been so described or filed as required. The statements in the Registration Statement and the Prospectus under the headings “Risk Factors,” “Description of Securities,” and “Material U.S. Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceeding discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceeding.

p. No labor problem or dispute with the employees of the Company or any of the Businesses exists or, to the Company’s knowledge, is threatened or imminent, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto).

q. Neither the Company nor any of the Businesses is in violation of or default under, and neither the issue and sale of the Placement Shares or the New Trust Common Interests hereunder nor the consummation of any other of the transactions herein contemplated (including the issuance and sale of the Placement Shares and the use of the proceeds from the sale of the Placement Shares as described in the Registration Statement and the Prospectus under the heading “Use of Proceeds”), nor the fulfillment of the terms hereof has or will conflict with or result in a breach or violation of, constitute a default under, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Businesses pursuant to, (i) the Certificate of Formation or Operating Agreement of the Company or the charter or bylaws, or similar organizational documents, of any of the Businesses, (ii) any federal, state, local and foreign law, statute, rule, regulation and ordinance, or any decision, directive or order of any Governmental Authority (“Laws”), including but not limited to Environmental Laws (as defined below), applicable to the Company and the Businesses or (iii) the terms of any Contract to which the Company or any of the Businesses is a party or by which the Company or any of the Businesses is bound or pursuant to which any of the properties of the Company or any of the Businesses are subject, except in the case of (ii) and (iii), where any such violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect.

r. Except as described in the Registration Statement and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of the Businesses is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Businesses have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Businesses and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for cleanup or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Company or any of the Businesses relating to Hazardous Materials or any Environmental Laws.

s. Except as disclosed in the Registration Statement and the Prospectus, (i) each of the Company and the Businesses has good and valid title to all property and assets owned by it that are necessary to conduct its respective business as described in the Registration Statement and the Prospectus and (ii) each of the Company and the Businesses holds any leased real or personal property under valid and enforceable leases that are necessary to conduct its respective business as described in the Registration Statement and the Prospectus, except to the extent that the failure to have such good and valid title or hold such valid and enforceable leases would not have a Material Adverse Effect. Immediately prior to the consummation of the transactions contemplated herein, the Company will own and will have good and valid title to the Placement Shares to be sold hereunder, free and clear of any lien, charge or encumbrance; and upon delivery of such Placement Shares to or through the Designated Agent and payment therefor as herein contemplated, the Designated Agent or purchaser thereof, as applicable, will receive good and valid title to the Placement Shares, free and clear of any lien, charge or encumbrance.

t. Each of the Company and the Businesses owns or possesses adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, trade secrets and other intellectual property (collectively, “Intellectual Property Rights”) that it purports to own and that are necessary to conduct its respective business as described in the Registration Statement and the Prospectus and none of the Company or the Businesses have received any notice of any claim of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except to the extent that the failure to own or possess such Intellectual Property Rights or where such claim of infringement of such conflict with asserted rights of others would not have a Material Adverse Effect.

u. The Company is not, and will not, after giving effect to the offering and sale of the Placement Shares to be issued by the Trust and sold by the Company and the application of the proceeds as described in the Registration Statement and the Prospectus, be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the Commission’s rules and regulations thereunder.

v. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company, the Trust or any of the Businesses is a party or to which any of the properties of the Company, the Trust or any of the Businesses is subject (i) other than proceedings accurately described in all material respects in the Registration Statement and Prospectus and proceedings that would not have a Material Adverse Effect or that would not have a material adverse effect on the power or ability of the Company or the Trust to perform their obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

w. The Company, the Trust and each of the Businesses has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

x. The consolidated financial statements, together with related schedules, exhibits and notes, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial condition, results of operations, cash flows and changes in financial position of the Trust, the Company and the Businesses on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules, exhibits and notes have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved, except as may be expressly disclosed therein. The pro forma financial information included or incorporated by reference in the Registration Statement and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus. The pro forma financial information included or incorporated by reference in the Registration Statement and the Prospectus complies in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. The statistical, industry-related and market-related data included in each of the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

y. The Company and each of the Businesses maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and the Businesses have not become aware of any material weakness in their internal control over financial reporting and there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since December 31, 2023, except that, on January 31, 2024, the Company completed the acquisition of The Honey Pot Company Holdings, LLC, and as a result, the Company extended its oversight and monitoring processes that support its internal controls over financial reporting to include The Honey Pot Company Holdings, LLC’s operations.

z. The Company and the Businesses maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) which are (i) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and the Businesses is made known to the Company’s principal executive officer and principal financial officer by others within the Company and the Businesses to allow timely decisions regarding disclosure, and (ii) effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each Business’s disclosure controls and procedures described above, the Company is not aware of (A) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, except (x) that, on January 31, 2024, the Company completed the acquisition of The Honey Pot Company Holdings, LLC, and as a result, the Company extended its oversight and monitoring processes that support its internal controls over financial reporting to include The Honey Pot Company Holdings, LLC ‘s operations, or (y) as otherwise disclosed to the Agents in a Representation Date certificate called for by Section 8(l). Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

aa. There is and has been no failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

bb. Each of the Company and the Businesses maintains insurance covering its respective properties, operations, personnel and businesses as it reasonably believes to be financially responsible in amounts it reasonably deems adequate.

cc. Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given or included in the Registration Statement and the Prospectus, there has not occurred, or been any event, circumstance or development that could result in, any material adverse change in the condition (financial or otherwise), prospects, net worth, earnings, operations, cash flows, business, operations or properties of the Company and the Businesses, taken as a whole, or any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Agents pursuant to this Agreement.

dd. Neither the Company nor, to its knowledge, any of its affiliates has taken or will take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Placement Shares.

ee. To the Company’s knowledge, no officer, director or nominee for director or 5% or greater member of the Company has a direct or indirect affiliation or association with any member of FINRA.

ff. (i) Neither the Company nor any of the Businesses, nor any director, officer, controlled affiliate, nor to the knowledge of the Company, any agent, employee, other affiliate or representative of the Company or of any of the Businesses, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; (ii) the Company and the Businesses and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein; and (iii) neither the Company nor any of the Businesses will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, to any person in violation of any applicable anti-corruption laws.

gg. (i) The Company represents that neither the Company nor any of the Businesses (collectively, the “Entity”) or any director, officer or controlled affiliate of the Entity, or, to the knowledge of the Company, any employee, agent, other affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions, including, at the time of this Agreement, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); (ii) the Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); or (iii) the Entity represents and covenants that, since April 24, 2019, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country.

hh. The operations of the Company and the Businesses are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Businesses conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Businesses with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

ii. (i) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or the Businesses’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and the Businesses, and any such data processed or stored by third parties on behalf of the Company and the Businesses), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor the Businesses have been notified in writing of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data where such breach or incident would reasonably be expected to have a Material Adverse Effect; and (iii) the Company and the Businesses have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and the Businesses are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by an officer of the Company and delivered to the Agents or to counsel for the Agents pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to the Agents as to the matters set forth therein.

7. Representations and Warranties of the Trust. The Company, as sponsor of the Trust, represents and warrants to and agrees with the Agents that:

a. The Trust has been duly created and is validly existing and in good standing as a statutory trust under the laws of the State of Delaware, has the trust power and authority to conduct its business as described in the Registration Statement and Prospectus and is not required to be qualified or authorized to do business in any other jurisdiction.

b. All of the Common Shares currently outstanding are, and upon delivery of the Placement Shares to be sold under this Agreement, all of the Common Shares will be, duly authorized, validly issued, fully paid and nonassessable and free of statutory and contractual preemptive rights or rights of first refusal, and holders of the Placement Shares will have the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law (“DGCL”). Except as described in the Registration Statement and the Prospectus, no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Common Shares or other securities of the Trust.

c. The Trust Agreement has been duly authorized, executed and delivered by the Company and the Regular Trustees and is a valid and binding obligation of the Company and the Regular Trustees. The Common Shares and the Trust Agreement conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus, and such descriptions conform to the rights set forth in the instruments defining the same.

d. As of the date hereof, the Trust has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus.

e. Except as disclosed in the Registration Statement and the Prospectus, there are no Contracts between the Trust and any person granting such person the right, which has not been waived, to require the Trust to file a registration statement under the Securities Act with respect to any securities of the Trust owned or to be owned by such person or to require the Trust to include such securities in the Placement Shares registered pursuant to the Registration Statement.

f. The Trust has all power and authority necessary to execute and deliver this Agreement and the Placement Shares, and to perform its obligations hereunder; and the issuance and sale of the Placement Shares hereunder have not and will not conflict with or result in a breach or violation of, constitute a default under, or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, the Company or any of the Businesses pursuant to (A) the Certificate of Trust of the Trust or the Trust Agreement, (B) any Laws applicable to the Trust or the Businesses, or (C) the terms of any Contract to which the Trust, the Company or any of the Businesses is a party or by which the Trust, the Company or any of the Businesses is bound or pursuant to which any of the properties of the Trust, the Company or any of the Businesses are subject, except in the case of (B) and (C), where any such conflicts, breaches, violations, defaults or encumbrances would not, individually or in the aggregate, have a Material Adverse Effect.

g. The Trust is not, and will not, after giving effect to the offering and sale of the Placement Shares to be issued by it and sold by the Company and the application of the proceeds as described in the Registration Statement and the Prospectus, be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the Commission’s rules and regulations thereunder.

8. Covenants of the Company. The Company covenants and agrees with the Agents that:

a. Registration Statement Amendments. After the date of this Agreement and during any period in which a prospectus relating to any Placement Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, promptly upon the Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, upon the advice of the Company’s legal counsel, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the

Agents’ right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agents shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares (other than an Incorporated Document) unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected thereto (provided, however, that (A) the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Agents any advance copy of such filing or to provide the Agents an opportunity to object to such filing if the filing does not name the Agents or does not relate to the transaction herein provided; and provided, further, that the only remedy the Agents shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 8(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

b. Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agents promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

c. Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Agents promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Designated Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company.

d. Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions in the United States as the Agents reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process, or subject itself to taxation in any jurisdiction if it is not otherwise so subject.

e. Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at the Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR.

f. Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

g. Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

h. Notice of Other Sales. Without the prior written consent of the Agents, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Trust Common Interests or Common Shares (other than the Placement Shares offered pursuant to this Agreement and related New Trust Common Interests) or securities convertible into or exchangeable for Trust Common Interests or Common Shares, warrants or any rights to purchase or acquire Common Shares during the period beginning on the date on which any Placement Notice is delivered to the Agents hereunder and ending on the third (3rd) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of Trust Common Interests or Common Shares (other than the Placement Shares offered pursuant to this Agreement and related New Trust Common Interests) or securities convertible into Trust Common Interests or Common Shares, warrants or any rights to purchase or acquire Common Shares prior to the termination of this Agreement; provided, however, that such restrictions will not apply in connection with the Trust’s issuance or sale of (and the related issuance by the Company of Trust Common Interests) (i) Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options, pursuant to any stock option, or benefits plan, stock ownership plan or dividend reinvestment plan (but not Common Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented; (ii) Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agents, (iii) Common Shares, or securities convertible into or exercisable for Common Shares, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Common Shares hereby, or (iv) Common Shares in connection with any acquisition, strategic investment or other similar transaction (including any joint venture, strategic alliance or partnership).

i. Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents pursuant to this Agreement.

j. Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agents or their representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

k. Required Filings Relating to Placement of Placement Shares. The Company will disclose in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or in a Current Report on Form 8-K, the number of Placement Shares sold to or through the Agents pursuant to this Agreement, the net proceeds received by the Company with respect to such sales of Placement Shares pursuant to this Agreement and the compensation payable by the Company to the Agents with respect to such Placement Shares.

l. Representation Dates; Certificate. Each time during the term of this Agreement that the Company:

(i) amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended audited financial information or a material amendment to the previously filed Form 10-K);

(iii) files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv) files a current report on Form 8-K containing amended historical financial information of the Trust and the Company (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act;

(Each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date.”)

the Company shall furnish the Agents (but in the case of clause (iv) above only upon request by the Agents if any Agent reasonably determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 8(1). The requirement to provide a certificate under this Section 8(1) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 8(1), then before the Agents sell any Placement Shares, the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit 8(1), dated the date of the Placement Notice.

m. Legal Opinion. On or prior to the date of the first Placement Notice given hereunder the Company shall cause to be furnished to the Agents (i) a written opinion and a negative assurance letter of Squire Patton Boggs (US) LLP (“Company Counsel”), or other counsel reasonably satisfactory to the Agents, (ii) a written opinion of Richards, Layton & Finger, P.A. (“Delaware Counsel”), each in form and substance reasonably satisfactory to the Agents. Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 8(l) for which no waiver (as provided in Section 8(l)) is applicable, the Company shall cause to be furnished to the Agents a negative assurance letter of Company Counsel in form and substance reasonably satisfactory to the Agents; provided that, in lieu of such negative assurance letter for subsequent periodic filings under the Exchange Act, Company Counsel may furnish the Agents with a letter (a ”Reliance Letter”) to the effect that the Agents may rely on the negative assurance letter previously delivered under this Section 8(m) to the same extent as if it were dated the date of such letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

n. Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days after each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 8(l) for which no waiver (as provided in Section 8(l)) is applicable, the Company shall cause its independent accountants to furnish the Agents letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 8(n). The Comfort Letter from the Company’s independent accountants shall be in a form and substance reasonably satisfactory to the Agents, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (the “PCAOB”), (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

o. Reserved.

p. Additional Comfort Letters. In the event that the Company shall have entered into a transaction requiring, pursuant to Item 3-05 of Regulation S-X under the Securities Act, the inclusion into the Registration Statement and Prospectus of financial statements of a business acquired or to be acquired, within five (5) Trading Days of such inclusion of the financial statements in the Registration Statement and Prospectus, upon mutual agreement of the Company and the Agents, the Company shall cause the appropriate independent accountants to deliver a comfort letter (each an “Additional Comfort Letter”), dated the date such Additional Comfort Letter is delivered, with respect to the financial information of such business so incorporated which shall be in a form and substance reasonably satisfactory to the Agents.

q. Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Common Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agents.

r. Investment Company Act. Each of the Trust and the Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

s. No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agents in their capacity as agents hereunder pursuant to Section 24, neither of the Agents nor the Company (including its agents and representatives, other than the Agents in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

t. Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain disclosure controls and procedures that comply with the requirements of the Exchange Act.

9. Representations and Covenants of the Agents. Each of the Agents represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which such Agent is exempt from registration or such registration is not otherwise required. Each of the Agents shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which it is exempt from registration or such registration is not otherwise required, during the term of this Agreement. Each of the Agents shall comply with all applicable law and regulations in connection with the transactions contemplated by this Agreement, including the issuance and sale through such Agent of the Placement Shares.

10. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Free Writing Prospectus, in such number as the Agents shall deem reasonably necessary, (ii) the printing and delivery to the Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the reasonable and documented out-of-pocket fees and disbursements of counsel to the Agents up to $75,000 in connection with the transactions contemplated in this Agreement, and $7,500 per calendar quarter, during the term of this Agreement, in connection with ongoing due diligence; (vi) the fees and expenses of the transfer agent and registrar for the Common Shares, (vii) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, and (viii) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

11. Conditions to the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Trust herein (other than those representations and warranties made as of a specified date or time), to the due performance in all material respects by the Company and the Trust of its obligations hereunder, to the completion by the Agents of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing reasonable satisfaction (or waiver by the Agents in their sole discretion) of the following additional conditions:

a. Registration Statement Effective. The Registration Statement shall remain effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

b. No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or receipt by the Company of notification of the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or receipt by the Company of notification of the initiation of, or a threat to initiate, any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or any material Incorporated Document so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c. No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ reasonable opinion is material, or omits to state a fact that in the Agents’ reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

d. Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect, or any development that would reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act (a “Rating Organization”), or a public announcement by any Rating Organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a Rating Organization described above, in the reasonable judgment of the Agents (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

e. Company Counsel and Delaware Counsel Legal Opinions. The Agents shall have received the opinion and negative assurance letter of Company Counsel and the opinions of Delaware Counsel required to be delivered pursuant to Section 8(m) on or before the date on which such delivery of such opinion and negative assurance letter are required pursuant to Section 8(m).

f. Agents Counsel Legal Opinion. Agents shall have received from Duane Morris LLP, counsel for the Agents, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 8(m), with respect to such matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

g. Comfort Letters. The Agents shall have received (i) the Comfort Letter required to be delivered pursuant Section 8(n) on or before the date on which such delivery of such letter is required pursuant to Section 8(n), and (ii) any Additional Comfort Letter required to be delivered pursuant to Section 8(p).

h. Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 8(1) on or before the date on which delivery of such certificate is required pursuant to Section 8(1).

i. Secretary’s Certificate. On or prior to the first Representation Date, the Agents shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance reasonably satisfactory to the Agents and their counsel.

j. No Suspension. Trading in the Common Shares shall not have been suspended on the Exchange and the Common Shares shall not have been delisted from the Exchange.

k. Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 8(1), the Company shall have furnished to the Agents such appropriate further information, certificates and other documents as the Agents may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby. All such information, certificates and other documents will be in compliance with the provisions hereof.

l. Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

m. Approval for Listing. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

n. No Termination Event. There shall not have occurred any event that would permit the Agents to terminate this Agreement pursuant to Section 14(a).

12. Indemnification and Contribution.

(a) Company and Trust Indemnification. The Company and the Trust, jointly and severally, agrees to indemnify and hold harmless each Agent, its affiliates and its partners, members, directors, officers, employees and agents and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 12(d) below) any such settlement is effected with the written consent of the Company and the Trust, which consent shall not unreasonably be delayed or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable and documented out-of-pocket fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company and the Trust by any Agent expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification by the Agents. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Trust, the Regular Trustees, the Company, its directors and officers, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 12(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to such Agent and furnished to the Company and Trust in writing by such Agent expressly for use therein.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 12 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 12, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 12 and (ii) any liability that it may have to any indemnified party under the foregoing provisions of this Section 12 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict of interest exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented out-of-pocket fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented out-of-pocket fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 12 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 12 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Trust or an Agent, the Company, the Trust and such Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Trust from persons other than the Agents, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, the Trust and the Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Trust, on the one hand and the Agents on the other hand. The relative benefits received by the Company and the Trust, on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company and the Trust bear to the total compensation received by the Agents (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Trust, on the one hand, and such Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Trust or such Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Trust and each Agent agree that it would not be just and equitable if contributions pursuant to this Section 12(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 12(d) shall be deemed to include, for the purpose of this Section 12(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 12(c) hereof. Notwithstanding the foregoing provisions of this Section 12(d), an Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 12(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of an Agent, will have the same rights to contribution as that party, and each officer who signed the Registration Statement and director of the Company will have the same rights to contribution as the Company, and the Regular Trustees, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 12(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 12(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 12(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 12(c) hereof. The Agents’ respective obligations to contribute pursuant to this Section 12(d) are several in proportion to the respective number of Placement Shares they have sold hereunder, and not joint.

13. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 12 of this Agreement and all representations and warranties of the Company and Trust herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agents, any controlling persons, or the Company and Trust (or any of their respective officers, directors, controlling persons or Regular Trustees), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

14. Termination.

a. An Agent may terminate this Agreement with respect to itself, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that would reasonably be expected to have a Material Adverse Effect that, in the sole judgment of such Agent, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Common Shares has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 10 (Payment of Expenses), Section 12 (Indemnification and Contribution), Section 13 (Representations and Agreements to Survive Delivery), Section 19 (Governing Law and Time; Waiver of Jury Trial) and Section 20 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If an Agent elects to terminate this Agreement as provided in this Section 14(a), such Agent shall provide the required notice as specified in Section 15 (Notices).

b. The Company shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement with respect to one or both Agents in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 10 (Payment of Expenses), Section 12 (Indemnification and Contribution), Section 13 (Representations and Agreements to Survive Delivery), Section 19 (Governing Law and Time; Waiver of Jury Trial) and Section 20 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

c. Each Agent shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement with respect to itself in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 10 (Payment of Expenses), Section 12 (Indemnification and Contribution), Section 13 (Representations and Agreements to Survive Delivery), Section 19 (Governing Law and Time; Waiver of Jury Trial) and Section 20 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

d. Unless earlier terminated pursuant to this Section 14, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agents on the terms and subject to the conditions set forth herein except that the provisions of Section 10 (Payment of Expenses), Section 12 (Indemnification and Contribution), Section 13 (Representations and Agreements to Survive Delivery), Section 19 (Governing Law and Time; Waiver of Jury Trial) and Section 20 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

e. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 14(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 10 (Payment of Expenses), Section 12 (Indemnification and Contribution), Section 13 (Representations and Agreements to Survive Delivery), Section 19 (Governing Law and Time; Waiver of Jury Trial) and Section 20 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to an Agent for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by an Agent under this Agreement. To the extent this Agreement is terminated by one Agent or by the Company with respect to one Agent pursuant to Sections 13(a) (b) or (c) above, this Agreement shall terminate only with respect to such Agent and shall remain in full force and effect with respect to the Company and the other Agents, unless and until terminated pursuant to Sections 14(a), (b), (c), or (d) above.

f. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by an Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

15. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agents, shall be delivered to:

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Attention:  General Counsel

Telephone:  (212) 457-9947

Email:    atmdesk@brileyfin.com

Goldman Sachs & Co. LLC

200 West Street, 29th Floor

New York, NY 10282

Attention: Registration Department

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Attention:  Head of Equity Capital Markets

Fax:     646-562-1249

Email:    CIBLegal@tdsecurities.com

with a copy to:

Duane Morris LLP

1540 Broadway

New York, NY 10036

Attention:    James T. Seery

Telephone:  (973) 424-2088

Email:    jtseery@duanemorris.com

and if to the Company or the Trust, shall be delivered to:

Compass Group Diversified Holdings LLC

301 Riverside Avenue, Second Floor

Westport, CT 06880

Attention:    Chief Financial Officer

Telephone:  (203) 221-1703

Email:     stephen@compassdiversified.com

with a copy to:

Squire Patton Boggs (US) LLP

201 E. Fourth Street, Suite 1900

Cincinnati, OH 45202

Attention:   Aaron Seamon

Telephone:  (614) 365-2759

Email:    aaron.seamon@squirepb.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

16. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Trust and each Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 12 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company, the Trust nor the Agents may assign its rights or obligations under this Agreement without the prior written consent of the other party.

17. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Shares.

18. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Trust and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

19. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY, THE TRUST AND THE AGENTS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

21. Use of Information. The Agents may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission or email of a .pdf attachment.

23. Effect of Headings. The section, Schedule and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

24. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of each Agent, and each Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 23 hereto are Permitted Free Writing Prospectuses.

25. Absence of Fiduciary Relationship. The Company and the Trust each acknowledge and agree that:

a. Each Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company, the Trust or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any Agent has advised or is advising the Company on other matters, and the Agents have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

b. it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

c. The Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

d. it is aware that the Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Trust and such Agent have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

e. it waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that the Agents shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company and Trust, employees or creditors of Company and Trust, other than in respect of the Agents’ obligations under this Agreement and to keep information provided by the Company and Trust to the Agents and their counsel confidential to the extent not otherwise publicly-available.

26. Recognition of the U.S. Special Resolution Regimes.

a. In the event that the Company is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Company of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

b. In the event that the Company is a Covered Entity or a BHC Act Affiliate of the Company becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Company are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

27. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date, (ii) the time of each sale of any Placement Shares pursuant to this Agreement, and (iii) each Settlement Date.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agents outside of the United States.

[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between the Company and each of the Agents.

Very truly yours,

COMPASS DIVERSIFIED HOLDINGS
By:	Compass Group Diversified Holdings LLC, its sponsor

By:	/s/ Stephen Keller
Name: Stephen Keller
Title: Chief Financial Officer

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

By:	/s/ Stephen Keller
Name: Stephen Keller
Title: Chief Financial Officer

COMPASS GROUP MANAGEMENT LLC

By:	/s/ Elias J. Sabo
Name: Elias J. Sabo
Title: Manager

ACCEPTED as of the date first-above written:

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

GOLDMAN SACHS & CO. LLC

By:	/s/ C. Erich Blum
Name: C. Erich Blum
Title: Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Adriano Pierroz
Name: Adriano Pierroz
Title: Managing Director

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[•]

To:	[B. Riley Securities, Inc.][Goldman Sachs & Co. LLC] [TD Securities (USA) LLC]

Attention:	[•]

Subject:	At Market Issuance - Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Amended and Restated At Market Issuance Sales Agreement between Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Company”), for itself and as sponsor of Compass Diversified Holdings, a statutory trust formed under the laws of the State of Delaware (the “Trust”), the Trust and Compass Group Management LLC, a Delaware limited liability company (the “CODI Manager”), and B. Riley Securities, Inc., Goldman Sachs & Co. LLC and TD Securities (USA) LLC, dated September 4, 2024, the Company hereby requests that [identify Designated Agent] sell up to [____] of the Company’s Common Shares, at a minimum market price of $ per share, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2

Compensation

The Company shall pay to the Designated Agent in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to 1.75% of the gross proceeds from each sale of Placement Shares.

SCHEDULE 3

Notice Parties

The Company

Elias J. Sabo	elias@compassdiversified.com

Stephen Keller	stephen@compassdiversified.com

B. Riley Securities

Matthew Feinberg	mfeinberg@brileyfin.com

Patrice McNicoll	pmcnicoll@brileyfin.com

Keith Pompliano	kpompliano@brileyfin.com

Scott Ammaturo	sammaturo@brileyfin.com

with a copy to atmdesk@brileyfin.com

Goldman Sachs & Co. LLC

Matthew Edgar	matthew.edgar@gs.com

Kyle VanFleet	kyle.vanfleet@gs.com

Neil Kearns	neil.kearns@gs.com

TD Securities (USA) LLC

Michael Murphy	michael.murphy3@tdsecurities.com

Adriano Pierroz	adriano.pierroz@tdsecurities.com

Megan Sanford	megan.sanford@tdsecurities.com

SCHEDULE 4

Businesses

5.11 ABR Corp.

AMTAC Holdings, LLC

EBP Lifestyle Brands Holdings, Inc.

SternoCandleLamp Holdings, Inc.

CBCP Products, LLC

FFI Compass, Inc.

BOA Holdings Inc.

Lugano Holding, Inc.

Relentless Topco, Inc.

THP Topco, Inc.

EXHIBIT 8(1)

Form of Representation Date Certificate

___________, 20___

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 8(1) of the Amended and Restated At Market Issuance Sales Agreement (the “Agreement”), dated September 4, 2024, and entered into between Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Company”), for itself and as sponsor of Compass Diversified Holdings, a statutory trust formed under the laws of the State of Delaware (the “Trust”), the Trust and Compass Group Management LLC, a Delaware limited liability company (the “CODI Manager”), and B. Riley Securities, Inc., Goldman Sachs & Co. LLC and TD Securities (USA) LLC. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The Company hereby certifies as follows:

1. As of the date of this Certificate (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) neither the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading for this paragraph 1 to be true.

2. Each of the representations and warranties of the Trust and the Company contained in the Agreement were, when originally made, and are, as of the date of this Certificate, true and correct in all material respects[; except that:

(i) Schedule 4 to the Agreement is amended as attached hereto; and

(ii) on [_], the Company completed the acquisition of [_], and as a result, the Company extended its oversight and monitoring processes that support its internal controls over financial reporting during the [_] quarter of [_] to include [_]‘s operations.]

3. Except as waived by the Agents in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4. Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including Incorporated Documents, there has been no Material Adverse Effect.

5. No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

6. No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Placement Shares under the securities or Blue Sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company’s knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).

The undersigned has executed this Representation Date Certificate as of the date first written above.

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

By:

Name:

Title:

EXHIBIT 23

Permitted Issuer Free Writing Prospectuses

None.